SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of October 22, 2010 (this “Agreement”) by and among STANDARD GOLD CORP., a Nevada corporation (“Standard Gold”), PHYTOMEDICAL TECHNOLOGIES, INC., a Nevada corporation (the “Company”) and the persons listed on Exhibit A annexed hereto, representing the holders of all of the issued and outstanding securities of Standard Gold (the “Standard Gold Stockholders”).

WHEREAS, on October 21, 2010, the Board of Directors of the Company adopted resolutions approving the Company’s acquisition of shares of Standard Gold by means of a share exchange with the Standard Gold Stockholders, upon the terms and conditions hereinafter set forth in this Agreement; and

WHEREAS, the aggregate number of shares of Standard Gold common stock, par value $0.0001 per share (the “Standard Gold Common Stock”) owned by the Standard Gold Stockholders set forth on Exhibit A constitute 100% of the issued and outstanding securities of Standard Gold, on a fully diluted basis (collectively, the “Standard Gold Shares”), and the Standard Gold Stockholders desire to sell and transfer their Standard Gold Shares in exchange for newly-issued shares (the “Company Shares”) of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”) pursuant to the terms and conditions of this Agreement (the “Share Exchange”) so that prior to the consummation of the Financing and the Loan Conversion (each as hereinafter defined), the Company Shares issued to the Standard Gold Stockholders shall constitute approximately 72% of the issued and outstanding shares of Common Stock of the Company immediately after the closing of the transactions contemplated herein, without giving effect to the consummation of the Financing and the Loan Conversion (as defined below); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, as soon as practicable following the consummation of the Share Exchange, and as a condition to its consummation, the Company shall have received minimum subscriptions of an aggregate of $2,000,000.00 of its securities pursuant to a self directed public offering of its securities pursuant to the terms and conditions of a prospectus contained in its registration statement (SEC No. 333-165883) (the “Registration Statement”) as the same may be amended from time to time (the “Financing”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF STANDARD GOLD SHARES FOR COMPANY SHARES

Section 1.1                 The Share Exchange.  On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, each Standard Gold Stockholder shall (i) assign, transfer, convey and deliver to the Company share certificates representing the Standard Gold Shares owned by such Standard Gold Stockholder, resulting in the transfer of all 28,205,199 Standard Gold Shares held by the Standard Gold Stockholders immediately prior to the consummation of the Share Exchange, and which shall constitute 100% of the issued and outstanding Standard Gold Shares. Each such certificate so delivered shall be accompanied by a properly executed and authenticated stock power. In consideration and exchange for the Standard Gold Shares, the Company shall issue, transfer, convey and deliver to the Standard Gold Stockholders an aggregate of 607,539,940 Company Shares, to be allocated among the Standard Gold Stockholders as provided on Exhibit B (the “Company Shares”), annexed hereto.

Section 1.2                 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. New York time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022, or at such other place as the parties hereto may agree to in writing.

Section 1.3                 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Standard Gold Stockholders, Standard Gold and the Company (as applicable) will take all such lawful and necessary action.

Section 1.4                 Officers of the Company at Closing Date. On the Closing Date, Mr. Amit S. Dang, the Company’s sole officer, shall resign from his positions as President and Chief Executive Officer and Chief Financial Officer, and Daniel Bleak shall be appointed as the Company’s President and Chief Executive Officer and Chief Financial Officer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof. The disclosure schedule attached hereto as Schedules 2.2 through 2.19 (the “Company Disclosure Schedules”) are divided into sections that correspond to the sections of this Article II. The Company Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article II.

Section 2.1                 Corporate Organization.

a.                 The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Company. “Material Adverse Effect” means, when used with respect to the Company, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company, or materially impair the ability of the Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b.                 Copies of the certificate of incorporation and by-laws of the Company with all amendments thereto, as of the date hereof (the “Company Charter Documents”), have been furnished to Standard Gold, and such copies are accurate and complete as of the date hereof. The minute books of the Company contain the minutes of all meetings of the Company’s Board and stockholders of the Company from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Company’s Board and stockholders of the Company. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

Section 2.2                 Capitalization of the Company.

a.                 The authorized capital stock of the Company consists of 2,001,000,000 shares: 2,000,000,000 shares are authorized as Common Stock, of which 241,487,995 shares are, and will be, issued and outstanding immediately prior to the Share Exchange, the Financing and the Loan Conversion, and 1,000,000 shares are authorized as preferred stock, of which no shares are issued and outstanding.

b.                 All of the issued and outstanding shares of Common Stock of the Company immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued in connection with the Financing, the Loan Conversion and to the Standard Gold Stockholders pursuant to the terms hereof, or as otherwise described in Schedule 2.2(b) of the Company Disclosure Schedules, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of the Company’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to the Company or any Company Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of the Company’s capital stock.

Section 2.3                 Subsidiaries and Equity Investments. Except as described in Schedule 2.3 of the Company Disclosure Schedules, the Company does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity (each a “Person”).

Section 2.4                Authorization, Validity and Enforceability of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Documents constitutes the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. The Company does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any Governmental Authority (defined hereafter) or other Person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the Company Shares or securities in connection with the Financing and the Loan Conversion.

Section 2.5                 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, or violate any provision of the Company Charter Documents; (ii) violate any constitution, statute, regulation, rule, Order (defined hereafter), ruling, charge or other restriction of any court or other federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body (“Governmental Authority”) to which the Company was subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any lien, mortgage, pledge, deed of trust, hypothecation, security interest or other encumbrance of any nature (each a “Lien”) upon or with respect to any of the Company’s assets, including without limitation the Company Shares. For the purposes of this Agreement “Order” shall mean any written order, writ, judgment, injunction, subpoena, indictment, demand, decree, stipulation, determination or award entered by or with any Governmental Authority.

Section 2.6                 Litigation. Except as described in Schedule 2.6 of the Company Disclosure Schedules, there is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of the Company to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, before any court or by or before any Governmental Authority, nor is there any Order of any court or other Governmental Authority against the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party or subject to the provisions of any Order of any court or Governmental Authority. There is no Action by the Company or any of its affiliates relating to the Company currently pending or which the Company or any of its affiliates intends to initiate.

Section 2.7                 Compliance with Laws. The Company has been and is in compliance with, and has not received any notice of any violation of any, applicable law, Order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) or the applicable securities laws and rules and regulations of any state.

Section 2.8                  Financial Statements; SEC Reports.

a.                 The Company’s financial statements (the “Company Financial Statements”) contained in its periodic reports filed with the SEC (the “SEC Reports”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Company Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Company Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Company Financial Statements or as disclosed in Schedule 2.8(a) of the Company Disclosure Schedules, the Company has no material liabilities (contingent or otherwise). The Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

b.                 Except as disclosed in Schedule 2.8(b) of the Company Disclosure Schedules, since December 31, 2008, the Company has timely filed all of its SEC Reports. Each of the SEC Reports, as the same may have been amended, has complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and/or regulations promulgated thereunder.

Section 2.9                  Books and Records. The books and records of the Company are true, accurate and complete in all material respects.

Section 2.10              Employee Benefit Plans. Except as described in Schedule 2.10 of the Company Disclosure Schedules, the Company does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.11              Tax Returns, Payments and Elections. Except as described in Schedule 2.11 of the Company Disclosure Schedules, the Company has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and the Company has timely paid all Taxes due and adequate provisions have been and are reflected in the Company’s Financial Statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the Company’s federal income tax returns have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency. The Company has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, without limitation, federal income taxes, state and local income taxes and any applicable foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, state, local or foreign Governmental Authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other Person.

Section 2.12               No Liabilities or Obligations. Except as described in Schedule 2.12 of the Company Disclosure Schedules, upon the Closing Date, the Company will have no debt, liabilities or obligations of any kind whatsoever other than (i) liabilities and obligations reflected in the Company Financial Statements; (ii) accounts payable incurred in the ordinary course of business since the date of the last balance sheet reflected in the Company Financial Statements, none of which are material in nature or exceed $10,000, in the aggregate; and (iii) liabilities and obligations with respect to the transactions contemplated hereby and pursuant to the Financing.

Section 2.13               No Broker Fees. Except as described in Schedule 2.13 of the Company Disclosure Schedules, no brokers, finders or financial advisory fees or commissions will be payable by or to the Company or any of its affiliates with respect to the transactions contemplated by this Agreement.

Section 2.14               Duly Authorized. The issuance of the Company Shares has been duly authorized and, upon delivery to the Standard Gold Stockholders of certificates therefor in accordance with the terms of this Agreement, the Company Shares will be validly issued in compliance with all applicable federal and state securities and corporate laws, fully paid, and nonassessable, will have the rights, preferences and privileges specified, will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than liens created by the Standard Gold Stockholders and restrictions on transfer imposed by this Agreement and any applicable securities laws and the regulations and rules promulgated thereunder.

Section 2.15                Employees.

a.                 The Company does not have any employees.

b.                 Other than Amit S. Dang and Jeet S. Sidhu, the Company does not have any officers or directors. No director or officer of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (i) the performance of his duties as a director or officer of the Company, (ii) the ability of the Company to conduct its business, or (iii) the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 2.16                Interested Party Transactions.
Except as described in Schedule 2.16 of the Company Disclosure Schedules, no officer, director or principal stockholder of the Company or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated by the SEC under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 2.17              Intellectual Property. Schedule 2.17 of the Company Disclosure Schedules sets forth a description of all of the Intellectual Property, which the Company owns, uses or licenses in its activities as presently conducted. For the purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 2.18              Shell Company. The Company is a “shell company” as defined in Rule 405 as promulgated pursuant to the Securities Act (“Rule 405”).

Section 2.19              Scheduled Liabilities. Schedule 2.19 of the Company Disclosure Schedules, sets forth a list and the estimated amount of all liabilities of the Company to be paid or discharged at Closing.

Section 2.20              Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF STANDARD GOLD

Standard Gold represents, warrants and agrees that all of the statements in the following subsections of this Article III are true and complete as of the date hereof. The disclosure schedules attached hereto as Schedules 3.2 through 3.19 (the “Standard Gold Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III. The Standard Gold Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article III.

Section 3.1                  Corporate Organization.

a.                 Standard Gold is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Standard Gold. “Material Adverse Effect” means, when used with respect to Standard Gold, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Standard Gold, or materially impair the ability of Standard Gold to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b.                 Copies of the certificate of incorporation and by-laws of Standard Gold with all amendments thereto, as of the date hereof (the “Standard Gold Charter Documents”), have been furnished to the Company, and such copies are accurate and complete as of the date hereof. The minute books of Standard Gold are current as required by law, contain the minutes of all meetings of Standard Gold’s Board and stockholders of Standard Gold from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by Standard Gold’s Board and stockholders of Standard Gold. Standard Gold is not in violation of any of the provisions of the Standard Gold Charter Documents.

Section 3.2                  Capitalization.

a.                 The authorized capital stock of Standard Gold consists of 500,000,000 shares, $0.0001 par value per share, of which 28,205,199 shares are, and will be, issued and outstanding immediately prior to the Share Exchange.

b.                All of the issued and outstanding shares of Standard Gold Common Stock immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except as otherwise described in Schedule 3.2(b) of the Standard Gold Disclosure Schedules, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Standard Gold’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to Standard Gold or any Standard Gold Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of Standard Gold’s capital stock.

Section 3.3                 Subsidiaries and Equity Investments. Standard Gold does not, directly or indirectly, own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any Person.

Section 3.4                 Authorization, Validity and Enforceability of Agreements. Standard Gold has all corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Documents constitutes the valid and legally binding obligation of Standard Gold and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Standard Gold does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for it to consummate the transactions contemplated by this Agreement and the Transaction Documents, other than filings that may be required under state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Standard Gold Shares. The execution and delivery of this Agreement and the Transaction Documents by Standard Gold and the consummation by Standard Gold of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Standard Gold, and no other corporate proceedings on the part of Standard Gold are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.5                 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by Standard Gold, nor the consummation by Standard Gold of the transactions contemplated hereby or thereby will: (i) contravene, conflict with or violate any provision of the Standard Gold Charter Documents, (ii) violate any constitution, statute, regulation, rule, Order, ruling, charge or other restriction of any Governmental Authority to which Standard Gold is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with or without notice or lapse of time or both, would constitute a default), under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Standard Gold is a party or by which it is bound, or to which any of its assets is subject; or (iv) result in or require the creation or imposition of any Lien of any nature upon or with respect to any of Standard Gold’s assets.

Section 3.6                 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on Standard Gold and except as set forth in Schedule 3.6 of the Standard Gold Disclosure Schedules, the business and operations of Standard Gold have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations and all applicable Orders, determinations and awards of all courts and other Governmental Authorities. Except as would not have a Material Adverse Effect on Standard Gold, Standard Gold is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Standard Gold Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which it is a party or by which any of its properties, assets or rights are bound or affected. To the knowledge of Standard Gold, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Standard Gold is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Standard Gold is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Standard Gold, any event or circumstance relating to Standard Gold that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

Section 3.7                 Brokers’ Fees. Except as described in Schedule 3.7 of the Standard Gold Disclosure Schedules, no brokers, finders or financial advisory fees or commissions will be payable by or to Standard Gold or any of its affiliates with respect to the transactions contemplated by this Agreement.

Section 3.8                 Title to and Condition of Properties. Except as set forth in Schedule 3.8 of the Standard Gold Disclosure Schedules, Standard Gold owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect. To the knowledge of Standard Gold, the material buildings, plants, machinery and equipment necessary for the conduct of Standard Gold’s business as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. Standard Gold further represents and warrants that the closing of the transactions contemplated by the Agreement of Conveyance, transfer and Assignment of Assents and Assumption of Obligations dated as of January 30, 2010 by and among Bullfrog Holdings, Inc, NPX Metals, inc. and Standard Gold (the “Assignment and Assumption Agreement”) has occurred and that Standard Gold has satisfied in full its payment obligations thereunder, including, but not limited to Section 1.2 thereof and that there have been and there are no defaults by Standard Gold thereunder. Schedule 3.8 of the Standard Gold Disclosure Schedules sets forth a complete list of all of the obligations assumed by Standard Gold under the terms of the Assignment and Assumption Agreement.

Section 3.9                 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.9 of the Standard Gold Disclosure Schedules, Standard Gold has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Unaudited Standard Gold Financial Statements (as hereinafter defined). Standard Gold has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business, since August 31, 2010.

Section 3.10               Changes.

Standard Gold has not, since August 31, 2010:

a.                 Ordinary Course of Business. Entered into any transaction with third parties other than in the usual and ordinary course of business, except for this Agreement and the other documents to be entered into in connection with the transactions contemplated by this Agreement;

b.                Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c.                 Loans. Made any loans or advances or extended credit to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d.                Liens. Created or permitted to exist any material Lien on any property or asset of Standard Gold, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of Standard Gold’s business which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect;

e.                 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of their securities or any equity security of any class of Standard Gold, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

f.                 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

g.                Material Standard Gold Contracts. Terminated or modified any or all agreements, contracts, arrangements, leases, commitments or otherwise, of Standard Gold, of the type and nature that is required to be filed with the SEC (each a “Material Standard Gold Contract”), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.10(g) of the Standard Gold Disclosure Schedules;

h.                Claims. Released, waived or cancelled any claims or rights relating to or affecting Standard Gold in excess of $10,000 in the aggregate or instituted or settled any Action involving in excess of $10,000 in the aggregate;

i.                 Discharged Liabilities. Except as set forth in Schedule 3.10(i) of the Standard Gold Disclosure Schedules, paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j.                 Indebtedness. Except as set forth in Schedule 3.10(j) of the Standard Gold Disclosure Schedules, created, incurred, assumed or otherwise become liable for any indebtedness in excess of $10,000 in the aggregate, other than professional fees;

k.                 Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

l.                  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m.                Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of the Unaudited Standard Gold Financial Statements; or

n.                 Agreements. Except as set forth in Schedule 3.10(n) of the Standard Gold Disclosure Schedules, entered into any agreement, or otherwise obligating Standard Gold to do any of the foregoing.

Section 3.11                Material Standard Gold Contracts.
Standard Gold has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each Material Standard Gold Contract.

a.                 No Defaults. Each Material Standard Gold Contract is a valid and binding agreement of Standard Gold and is in full force and effect. Except as would not have a Material Adverse Effect, Standard Gold is not in breach or default of any Material Standard Gold Contract to which it is a party and, to the knowledge of Standard Gold, no other party to any Material Standard Gold Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Standard Gold Contract or (b) permit Standard Gold or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Standard Gold Contract. Standard Gold has not received written notice of the pending or threatened cancellation, revocation or termination of any Material Standard Gold Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Standard Gold Contract.

Section 3.12                Material Assets. The Unaudited Standard Gold Financial Statements reflect the material properties and assets (real and personal) owned or leased by Standard Gold.

Section 3.13               Litigation; Orders. There are no Actions pending or, to the knowledge of Standard Gold, currently threatened against Standard Gold or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of Standard Gold to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There are no Actions (whether federal, state, local or foreign) pending or, to the knowledge of Standard Gold, threatened against or affecting Standard Gold’s properties, assets, business or employees. To the knowledge of Standard Gold, there are no facts that might result in or form the basis for any such Action. Standard Gold is not subject to any Orders.

Section 3.14              Licenses; Permits. Except as would not have a Material Adverse Effect and except as set forth in Schedule 3.14 of the Standard Gold Disclosure Schedules, Standard Gold possesses from the appropriate Governmental Authority, all licenses, permits, authorizations, approvals, franchises and rights that are necessary for Standard Gold to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets and as it contemplates owning and using such properties and assets (collectively, “Standard Gold Permits”). Standard Gold has not received written notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for it to engage in its business as currently conducted and to permit Standard Gold to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as otherwise would not have a Material Adverse Effect, the Standard Gold Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Standard Gold Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Standard Gold Permit. Standard Gold has not received written notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Standard Gold Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Standard Gold Permit. All applications required to have been filed for the renewal of the Standard Gold Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to the Standard Gold Permits have been duly made on a timely basis with the appropriate Persons, except as would not have a Material Adverse Effect. All Standard Gold Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.15               Interested Party Transactions. Except as disclosed in Schedule 3.15 of the Standard Gold Disclosure Schedules, no officer, director or stockholder of Standard Gold or any affiliate or “associate” (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Standard Gold, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Standard Gold any goods or services; or (2) a beneficial interest in any contract or agreement to which Standard Gold is a party or by which it may be bound or affected.

Section 3.16               Governmental Inquiries. Standard Gold has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by Standard Gold from any Governmental Authority, and Standard Gold’s response thereto, and each material written statement, report or other document filed by Standard Gold with any Governmental Authority.

Section 3.17               Intellectual Property. Except as set forth in Schedule 3.17 of the Standard Gold Disclosure Schedules, Standard Gold does not own, use or license any Intellectual Property in its business as presently conducted. No Intellectual Property of Standard Gold has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened. No Intellectual Property, wherever situated or registered, of Standard Gold, to the knowledge of Standard Gold, is infringed, or has been challenged or, to the knowledge of Standard Gold, threatened in any way, and no Intellectual Property of Standard Gold, to the knowledge of Standard Gold, interferes with the Intellectual Property of any other Person, and no Intellectual Property of Standard Gold is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, Standard Gold has not taken any action that would result in the voiding or invalidation of any of its Intellectual Property.

Section 3.18               Stock Option Plans; Employee Benefits.

a.                 Standard Gold does not have any stock option plans providing for the grant by Standard Gold of stock options to directors, officers or employees.

b.                 Standard Gold does not have any employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided to Standard Gold.

c.                 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Standard Gold, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Standard Gold (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Standard Gold provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Standard Gold.

Section 3.19                Environmental and Safety Matters. Except as set forth in Schedule 3.19 of the Standard Gold Disclosure Schedules and except as would not have a Material Adverse Effect:

a.                 Standard Gold has at all times been and is in compliance with all Environmental Laws (as defined below) applicable to Standard Gold. There are no Actions pending or threatened against Standard Gold alleging the violation of any Environmental Law or environmental permit applicable to Standard Gold or alleging that Standard Gold is potentially responsible for any environmental site contamination. None of Standard Gold, its directors, officers, or employees or Affiliates has received any written notice, or to their knowledge unwritten notice, regarding any actual or alleged violation of Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under any Environmental Law.

b.                Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any law or other requirement relating to the environment, natural resources, or public or employee health and safety or relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, release or disposal of any Hazardous Materials (“Environmental Laws”) applicable to Standard Gold. “Hazardous Materials” means any pollutant, contaminant, including asbestos and asbestos-containing materials, hazardous waste, hazardous materials, hazardous substances, petroleum, radioactive materials and polychlorinated biphenyls, all as defined and regulated under any Environmental Law.

Section 3.20               Financial Statements. Standard Gold has previously provided the Company with Standard Gold’s unaudited financial statements for the period from inception to August 31, 2010, including, in each case, the notes thereto (the “Unaudited Standard Gold Financial Statements”).The Unaudited Standard Gold Financial Statements (a) are in accordance with the books and records of Standard Gold ; (b) present fairly the financial condition and the results of operations, changes in stockholder’s equity and cash flow of Standard Gold for the periods therein specified; and (c) have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods concerned.

Section 3.21                Tax Returns, Payments and Elections. Standard Gold has filed all Tax Returns, required pursuant to applicable law to be filed with any Tax Authority. All such Tax Returns are accurate, complete and correct in all material respects, and Standard Gold has timely paid all Taxes due and adequate provisions have been and are reflected in the Unaudited Standard Gold Financial Statements for all current taxes and other charges to which Standard Gold is subject and which are not currently due and payable. None of Standard Gold’s federal income tax returns have been audited by the Internal Revenue Service. Standard Gold has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Standard Gold for any period, nor of any basis for any such assessment, adjustment or contingency. Standard Gold has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, without limitation, federal income taxes, state and local income taxes and any applicable foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.

Section 3.22               Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Standard Gold or the Standard Gold Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STANDARD GOLD
STOCKHOLDERS

The Standard Gold Stockholders hereby represent and warrant, severally and not jointly, as of the date hereof and with respect only to the Standard Gold Shares owned by such Standard Gold Stockholder, to and for the benefit of the Company as follows:

Section 4.1                 Authority.  Such Standard Gold Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Standard Gold Stockholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Standard Gold Stockholder is a party, and to perform such Standard Gold Stockholder’s obligations under this Agreement and each of the Transaction Documents to which such Standard Gold Stockholder is a party. This Agreement has been, and each of the Transaction Documents to which such Standard Gold Stockholder is a party will be, duly and validly authorized and approved, executed and delivered by such Standard Gold Stockholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Standard Gold Stockholder, this Agreement and each of the Transaction Documents to which such Standard Gold Stockholder is a party constitutes the legal, valid and binding obligation of such Standard Gold Stockholder, enforceable against such Standard Gold Stockholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2               No Conflict. Neither the execution or delivery by such Standard Gold Stockholder of this Agreement or any Transaction Document to which such Standard Gold Stockholder is a party, nor the consummation or performance by such Standard Gold Stockholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the certificate of incorporation, by-laws or other organizational documents of such Standard Gold Stockholder (if such Standard Gold Stockholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Standard Gold Stockholder is a party or by which the properties or assets of the such Standard Gold Stockholder are bound; or (c) contravene, conflict with, or result in a violation of, any law or Order to which such Standard Gold Stockholder, or any of the properties or assets of such Standard Gold Stockholder, may be subject.

Section 4.3                 Litigation. There is no pending Action against such Standard Gold Stockholder that involves the Standard Gold Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Standard Gold Stockholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4                Acknowledgment of Transfer Restrictions; Shell Company. Such Standard Gold Stockholder understands and agrees that the Company Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state and that the issuance of the Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder. Moreover, each Standard Gold Stockholder acknowledges that the Company is a “shell company” as that term is defined in Rule 405 and that as a consequence thereof, such Standard Gold Stockholder may be precluded from selling or otherwise transferring his Company Shares in reliance upon Rule 144 as promulgated pursuant to the Securities Act under certain circumstances.

a.         Status. By its execution of this Agreement, such Standard Gold Stockholder represents and warrants to the Company as indicated on Exhibit C hereto, that it is (i) an “accredited investor,” as defined in Regulation D promulgated under the Securities Act or (ii) is not a “U.S. person,” as defined in Regulation D promulgated under the Securities Act; and, such Standard Gold Stockholder understands that the Company Shares are being offered and sold to such Standard Gold Stockholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Standard Gold Stockholder set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Company Shares on which the Company is relying.

b.         Additional Representations and Warranties. Each Standard Gold Stockholder further makes the representations and warranties to the Company set forth on

Exhibit D.

Section 4.5                 Stock Legends. Each Standard Gold Stockholder hereby agrees with the Company as follows:

a.                 Securities Act Legend. The certificates evidencing the Company Shares issued to such Standard Gold Stockholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS .

b.                 Other Legends. The certificates representing such Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any state corporate and/or state securities laws or under the applicable federal and provincial laws of Canada (the “Applicable Canadian Securities Laws”).

c.                 Opinion. Such Standard Gold Stockholder shall not transfer any or all of the Company Shares pursuant to Rule 144, under the Securities Act or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Company Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

Section 4.6                  Ownership of Shares. Such Standard Gold Stockholder is both the record and beneficial owner of the applicable Standard Gold Shares. Such Standard Gold Stockholder is not the record or beneficial owner of any other shares of Standard Gold. Such Standard Gold Stockholder has and shall transfer at the Closing, good and marketable title to the Standard Gold Shares, free and clear of all Liens, restrictions on transfer or adverse claims of any nature whatsoever.

Section 4.7                 Pre-emptive Rights.  At Closing, such Standard Gold Stockholder does not have any pre-emptive rights or any other rights to acquire any shares of Standard Gold that have not been waived or exercised.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF STANDARD GOLD
AND THE STANDARD GOLD STOCKHOLDERS

The obligations of Standard Gold and the Standard Gold Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Standard Gold and the Standard Gold Stockholders at their sole discretion:

Section 5.1                Representations and Warranties of the Company. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2                Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3                Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Authority and of any other Person required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.4                No Violation of Orders. No preliminary or permanent injunction or other Order issued by any court or Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company, taken as a whole, shall be in effect; and no action or proceeding before any court or Governmental Authority shall have been instituted or threatened by any Governmental Authority, or by any other Person which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5                No Bankruptcy Proceedings. No proceeding in which the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against the Company or under any United States, state or foreign bankruptcy or insolvency law.

Section 5.6                Applicable Exemption from Registration under the Securities Act. Standard Gold shall be satisfied that the issuance of the Company Shares to the Standard Gold Stockholders, in connection with the Share Exchange, shall be exempt from registration pursuant to Section 4(2) of the Securities Act, Regulation D promulgated under the Securities Act, or any other applicable exemption therefrom.

Section 5.7                 Form 8-K. A final draft of a Current Report on Form 8-K, which discloses the Company’s entering into this Agreement, the consummation of the Share Exchange, and which also includes all information required to be reported with respect to a transaction in which a public “shell company” ceases to be a “shell company” including, without limitation, the information required pursuant to “Sections 2.01 - Completion of Acquisition or Disposition of Assets” regardless of whether or not the Company ceases to be a “shell company” (the “Super 8-K”), shall have been approved by Standard Gold, the Company and their respective legal advisors, to be filed with the SEC within four (4) business days after the Closing Date.

Section 5.8                Other Closing Documents. Standard Gold shall have received such certificates, instruments and documents in confirmation of the representations and warranties of the Company, the Company’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Standard Gold Stockholders and/or their respective counsel may reasonably request.

Section 5.9                 Financing. Pursuant to the terms and conditions of the Financing, the Company shall have received minimum subscriptions for an aggregate of $1,500,000 of its securities (the “Minimum Subscription Amount”).

Section 5.10               Loan Conversion. The outstanding principal balance of and accrued and unpaid interest on, the Company’s promissory note dated March 2, 2010 in the principal amount of 1,067,527.40 (the “Rayat Note”), shall have been converted as of the Closing Date into an aggregate of 40,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Loan Conversion”).

Section 5.11               Shareholder Consent. The Company shall have obtained and delivered the written consent of its shareholders owning more than 50% of the issued and outstanding shares of the Company’s Common Stock (the “Shareholder Consent”) to the consummation of the SGC Acquisition and the change of the Company’s name to a name to be determined by the Company’s Board of Directors (the “Name Change”).

Section 5.12               Documents. The Company shall have caused the following documents to be delivered to Standard Gold and the Standard Gold Stockholders:

a.                 share certificates evidencing the Company Shares registered in the name of each Standard Gold Stockholder, as set forth on Exhibit B annexed hereto;

b.                a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Company Charter Documents, (B) the resolutions of the Company’s Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and the Transaction Documents to which the Company is a party;

c.                 a Certificate of Good Standing of the Company dated not more than five (5) business days prior to the Closing Date;

d.                 this Agreement and each of the Transaction Documents to which the Company is a party, duly executed;

e.                 an Officer’s Certificate of the Company, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4 and 5.5; and

f.                 such other documents as Standard Gold may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Company, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company in its sole discretion:

Section 6.1                Representations and Warranties of Standard Gold and the Standard Gold Stockholders. All representations and warranties made by Standard Gold and the Standard Gold Stockholders on behalf of themselves individually, in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2                Agreements and Covenants. Standard Gold and the Standard Gold Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3                Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Authority and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4                No Violation of Orders. No preliminary or permanent injunction or other Order issued by any court or other Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Standard Gold, taken as a whole, shall be in effect; and no action or proceeding before any court or Governmental Authority shall have been instituted or threatened by any Governmental Authority, or by any other Person which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5                 No Bankruptcy Proceedings. No proceeding in which Standard Gold shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Standard Gold or under any United States, state or foreign bankruptcy or insolvency law.

Section 6.6                 Applicable Exemption from Registration under the Securities Act. The Company shall be satisfied that the issuance of the Company Shares to the Standard Gold Stockholders, in connection with the Share Exchange, shall be exempt from registration pursuant to Section 4(2) of the Securities Act, Regulation D promulgated under the Securities Act, or any other applicable exemption therefrom.

Section 6.7                 Form 8-K. A final draft of the Super 8-K shall have been approved by Standard Gold, the Company and their respective legal advisors, to be filed with the SEC within four (4) business days after the Closing Date.

Section 6.8                 Other Closing Documents. The Company shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Standard Gold and the Standard Gold Stockholders and the performance of Standard Gold’s and the Standard Gold Stockholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 6.9                  Financing. The Minimum Subscription Amount shall have been received by the Company.

Section 6.10                Loan Conversion. The Loan Conversion or the Note Payment shall have been consummated.

Section 6.11                Scheduled Liabilities. The Scheduled Liabilities shall have been paid.

Section 6.12               Audited Financial Statements. Standard Gold shall have delivered to the Company its audited financial statements for the period from incorporation through August 31, 2010, which audited financial statements shall not reflect any material changes (as determined solely by the Company”) from the Unaudited Standard Gold Financial Statements.

Section 6.13                Lock-Up Agreement. Each of the Standard Gold Stockholders shall have executed and delivered to the Company the Lock-Up Agreement attached hereto as Exhibit E.

Section 6.14                Shareholder Consent. The Shareholder Consent shall have been delivered.

Section 6.15               Other Documents. Standard Gold and the Standard Gold Stockholders shall have caused the following documents to be delivered to the Company at the Closing:

a.                 share certificates evidencing the number of Standard Gold Shares, along with executed share transfer forms transferring such Standard Gold Shares to the Company;

b.                a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Standard Gold Charter Documents, (B) the resolutions of Standard Gold’s Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of Standard Gold signing this Agreement and the Transaction Documents to which Standard Gold is a party;

c.                 a Certificate of Good Standing of Standard Gold dated not more than five (5) business days prior to the Closing Date;

d.                 this Agreement and each of the Transaction Documents to which Standard Gold and the Standard Gold Stockholders is a party, duly executed;

e.                 an Officer’s Certificate of Standard Gold, dated the Closing Date, certifying as to Sections 6.1, 6.2, 6.3, 6.4 and 6.5; and

f.                 such other documents as the Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Standard Gold and the Standard Gold Stockholders , (B) evidencing the performance of, or compliance by Standard Gold and the Standard Gold Stockholders with, any covenant or obligation required to be performed or complied with by Standard Gold and the Standard Gold Stockholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.16                No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Standard Gold Shares, or any other stock, voting, equity, or ownership interest in, Standard Gold, or (b) is entitled to all or any portion of the Company Shares.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1                 Post Effective Amendment. The Company shall file a post effective amendment to the Registration Statement (the “PEA”) no later than October 29, 2010. Standard Gold, and to the extent required, the Standard Gold Stockholders, shall provide the Company with all necessary information regarding Standard Gold’s activities, business, properties for inclusion in the PEA, on a timely basis, as requested by the Company.

Section 7.2                  Use of Financing Proceeds. Anything herein to the contrary notwithstanding, the Company may use a portion of the proceeds from the Financing to pay the Scheduled Liabilities.

Section 7.3                  Termination; Termination Date.

a.           Termination. This Agreement may be terminated at any time (i) by the mutual written consent of Standard Gold and the Company, (ii) by Standard Gold in the event there is a breach by the Company of its representations, warranties or covenants, which breach if curable, has not been cured within ten (10) days after receipt by the Company of a written notice of such breach from Standard Gold, or (iii) by Company in the event there is a breach by Standard Gold of its representations, warranties or covenants, which breach if curable, has not been cured within ten (10) days after receipt by Standard Gold of a written notice of such breach from the Company; any termination pursuant to this Section 7.3(a) shall be binding on and effective as to all of the Standard Gold Stockholders.

b.           Termination Date. If the Closing shall not have been consummated on or prior to December 31, 2010 (the “Termination Date”), this Agreement shall terminate and be of no further force or effect.

Section 7.4                  Name Change. At the Closing or as soon thereafter as is practicable, the Company will file an amendment to its articles of incorporation with the Secretary of State of the State of Nevada effecting the Name Change.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1                  Filing  of  the  Super  8-K.   The Super 8-K shall be filed with the SEC within four (4) business days after the Closing Date.

Section 8.2                 SEC  Documents.  From and after the Closing Date, in the event the SEC notifies the Company of its intent to review any SEC Report filed prior to the Closing Date or the Company receives any oral or written comments from the SEC with respect to any SEC Report filed prior to the Closing Date, the Company shall promptly respond to any such oral or written comments.

Section 8.3                 Public Disclosure. Unless otherwise permitted by this Agreement, Standard Gold and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of both the Company and Standard Gold (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange, or the Financial Industry Regulatory Authority, as applicable, in which case the Company and/or Standard Gold shall use its commercially reasonable efforts to consult with each other before issuing such press release or making such public statement or disclosure. Anything herein to the contrary notwithstanding, the parties hereto acknowledge that a copy of this Agreement will be attached as an exhibit to the Super 8-K and the PEA.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1                  Successors   and   Assigns.     This   Agreement   shall   inure   to   the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.2                 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.3                 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or facsimile to the parties at the following addresses:

If to Standard Gold or the Standard Gold Stockholders, to:

Standard Gold Corp.
3266 W Galveston Dr. Suite 107
Apache Junction, AZ 85120
Attention: President
Facsimile:       (480) 288-6532

with copies, which shall not constitute notice, to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd  Floor
New York, NY  10006
Attention: Harvey Kesner, Esq.
Tel. No.: (212) 930-9700
Fax No.: (212) 930-9725

If to the Company, to:

PhytoMedical Technologies, Inc.
100 Overlook Drive, 2nd Floor
Princeton, New Jersey, 08540
Attention: President and Chief Executive Officer
Facsimile: (248) 671-0315

with copies, which shall not constitute notice, to:

Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, NY 10022
Attention: Joseph Sierchio, Esq.
Tel. No.: (212) 246-3030
Fax No.: (212) 246-3039

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.3 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 9.3.

Section 9.4                 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.5                 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.6                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

Section 9.7                 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.3.

Section 9.8                 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.9                  Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.10               Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by (i) the Company; (ii) Standard Gold and (iii) a majority of the Standard Gold Stockholders. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

Section 9.11               Construction.

a.                  For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

b.                  Each of the parties hereto has been represented by legal counsel except to the extent that such party has declined legal counsel. Accordingly, the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c.                  Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STANDARD GOLD CORP.

By:	/s/ Joshua D. Bleak

Name:	Joshua D. Bleak

Title:	President

PHYTOMEDICAL TECHNOLOGIES, INC.

By:	/s/ AMIT S. DANG

Name:	AMIT S. DANG

Title:	CEO/President

[SIGNATURE  PAGE  FOR  STANDARD GOLD  STOCKHOLDERS  FOLLOWS
ON THE  NEXT  PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STANDARD GOLD STOCKHOLDERS:

Josie Mann
Darren Mann
Ethny Lindsay
Casa Madrid Holdings, Inc.
Joyce Lindsay
Rosalind Lindsay
Denis Corin
Oliver Lindsay
Johnathan Lindsay
Randall Reneau
Stefanus International Inc.
Daniel Bleak
Joshua Bleak
Floyd Bleak
Taylor Housser
Glynn Fisher
Anthony Huston
Sandra Corin
Kian Ehsan
Kristian Andresen
Theresa Grigg
Boucheron Investments
David Sidders
Lindsay Capital
Derrick Townsend
James Taylor
Cat Brokerage AG
Clifton Pinkard
Charna Fuchs
Michael & Jennifer Evans
New Paradigm Capital
Copper Eagle
Berlin Financial Corp.
NPX Metals, Inc.
Alan S. Honig C/F Harrison Honig UTMA/FL

Alan S. Honig C/F Cameron Honig UTMA/FL
Alan S. Honig C/F Ryan Honig UTMA/FL
Alan S. Honig C/F Jacob Honig UTMA/FL
Sandor Capital Master Fund, L.P.
Barry Honig

BY:	/s/ John Lindsay

Name:	John Lindsay

Title:	Attorney in Fact for each of the Above named Standard Gold Shareholders

EXHIBIT A

STANDARD GOLD STOCKHOLDERS

Name	Number of Standard
Gold Shares

Alan Lindsay	1,211,774
Josie Mann	18,984
Darren Mann	151,874
Ethny Lindsay	1,898,426
Casa Madrid Holdings, Inc.	629,055
Joyce Lindsay	493,591
Rosalind Lindsay	75,937
Denis Corin	227,811
Oliver Lindsay	395,465
Johnathan Lindsay	1,378,437
Randall Reneau	227,811
Stefanus International Inc.	1,518,740
Daniel Bleak	1,869,948
Joshua Bleak	1,015,658
Floyd Bleak	265,780
Taylor Housser	113,906
Glynn Fisher	1,214,993
Anthony Huston	75,937
Sandra Corin	75,937
Kian Ehsan	75,937
Kristian Andresen	37,969
Theresa Grigg	45,562
Boucheron Investments	569,528
David Sidders	75,937
Lindsay Capital Corp.	1,404,835
Derrick Townsend	227,811
James Taylor	37,969
Cat Brokerage AG	75,937
Clifton Pinkard	3,037
Charna Fuchs	151,874
Michael & Jennifer Evans	22,781
New Paradigm Capital	759,370
Copper Eagle, Inc.	1,750,000
Berlin Financial Corp.	1,401,387
NPX Metals, Inc.	3,000,000
Isaiah Capital Trust	1,750,000
Forte Investments Group, Inc.	1,000,000
Box Capital Corp.	750,000
Sandor Capital Master Fund, L.P.	324,976
Barry Honig	1,857,010
TOTAL	28,181,984

EXHIBIT B

ALLOCATION OF COMPANY SHARES

Name	Number of	Number of
	Standard Gold	Company
	Shares	Shares
Alan Lindsay	1,211,774	26,101,612
Josie Mann	18,984	408,915
Darren Mann	151,874	3,271,366
Ethny Lindsay	1,898,426	40,892,096
Casa Madrid Holdings, Inc.	629,055	13,549,845
Joyce Lindsay	493,591	10,631,950
Rosalind Lindsay	75,937	1,635,683
Denis Corin	227,811	4,907,049
Oliver Lindsay	395,465	8,518,316
Johnathan Lindsay	1,378,437	29,691,533
Randall Reneau	227,811	4,907,049
Stefanus International Inc.	1,518,740	32,713,660
Daniel Bleak	1,869,948	40,278,680
Joshua Bleak	1,015,658	21,877,273
Floyd Bleak	265,780	5,724,901
Taylor Housser	113,906	2,453,535
Glynn Fisher	1,214,993	26,170,949
Anthony Huston	75,937	1,635,683
Sandra Corin	75,937	1,635,683
Kian Ehsan	75,937	1,635,683
Kristian Andresen	37,969	817,852
Theresa Grigg	45,562	981,405
Boucheron Investments	569,528	12,267,633
David Sidders	75,937	1,635,683
Lindsay Capital Corp.	1,404,835	30,260,146
Derrick Townsend	227,811	4,907,049
James Taylor	37,969	817,852
Cat Brokerage AG	75,937	1,635,683
Clifton Pinkard	3,037	65,417
Charna Fuchs	151,874	3,271,366
Michael & Jennifer Evans	22,781	490,703
New Paradigm Capital	759,370	16,356,830
Copper Eagle, Inc.	1,750,000	37,695,000
Berlin Financial Corp.	1,401,387	30,185,876
NPX Metals, Inc.	3,000,000	64,620,000
Isaiah Capital Trust	1,750,000	37,695,000
Forte Investments Group, Inc.	1,000,000	21,540,000
Box Capital Corp.	750,000	16,155,000
Sandor Capital Master Fund, L.P.	324,976	6,999,983
Barry Honig	1,857,010	39,999,995
TOTAL	28,181,984	607,039,935
		26,101,612

EXHIBIT C

DEFINITION OF “ACCREDITED INVESTOR” AND “U.S. PERSON”

The term “accredited investor” means (PLEASE CHECK ALL APPLICABLE BOXES):

☐           A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐           A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐           An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

☐           A director or executive officer of the Company.

☐           A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000 (not including the value of their primary residence).

☐           A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐           A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

☐           Any entity in which all of the equity owners are accredited investors.

1.	The term “U.S. person” means:

i.	Any natural person resident in the United States;

ii.	Any partnership or corporation organized or incorporated under the laws of the United States;

iii.	Any estate of which any executor or administrator is a U.S. person;

iv.	Any trust of which any trustee is a U.S. person;

v.	Any agency or branch of a foreign entity located in the United States;

vi.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

vii.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

viii.	Any partnership or corporation if:

A.	Organized or incorporated under the laws of any foreign jurisdiction; and

B.
Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in  Rule  501(a) of Regulation S) who are not natural persons, estates or trusts.

2.	The following are not "U.S. persons":

i.
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

ii.	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

A.	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

B.	The estate is governed by foreign law;

iii.
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

iv.	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

v.	Any agency or branch of a U.S. person located outside the United States if:

A.	The agency or branch operates for valid business reasons; and

B.	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

vi.
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

b.	United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

STANDARD GOLD STOCKHOLDER:

Name:	John Lindsay

By:	/s/ John Lindsay

Name:

Title:   Attorney in Fact

EXHIBIT D

ADDITIONAL STANDARD GOLD STOCKHOLDER REPRESENTATIONS

[___________________________]1 further represents and warrants to the Company as follows:

1.           Such person or entity qualifies as an Accredited Investor on the basis set forth on Exhibit C to this Agreement.

2.           If such person is not a “US Person” such person represents and acknowledges that the Company Shares have not been offered to it in the United States and the individuals making the decision to purchase the Company Shares and executing and delivering this Agreement on its behalf of were not in the United States when the decision was made and this Agreement was executed and delivered; all offers and sales of the Company Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Company Shares under the Securities Act or pursuant to an exemption from registration; it will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Company Shares and, neither such person or entity nor any of its affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Company Shares or any other securities of the Company until after the end of the Distribution Compliance Period (as defined in Regulation S), and acknowledges that such activities are prohibited by Regulation S.

3.           If such Standard Gold Stockholder is a resident of the provinces of Alberta, British Columbia, or Ontario, such person or entity understands that it is purchasing the Company Shares pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada afforded by, without limitation, prospectus delivery requirements of the Applicable Canadian Securities Laws afforded by  Section 2.13 of the “National Instrument 45-106 Prospectus and Registration Exemptions” and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to Standard Gold in connection with the acquisition of the Company Shares; (B) Standard Gold may not receive information that would otherwise be required to be provided to it under Applicable Canadian Securities Laws; (C) Company is relieved from certain obligations that would otherwise apply under securities legislation; and (D) resale of the Company Shares may be further restricted pursuant to Applicable Canadian Securities Laws.

1  Insert Name of Standard Gold Stockholder

4.           Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such shareholder’s interests in connection with the transactions contemplated by this Agreement.

5.           Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in Company Shares.

6.           Such person or entity understands the various risks of an investment in Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in Company Shares.

7.           Such person or entity has had access to the Company’s SEC Reports.

8.           Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in Company Shares.

9.           Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of Company Shares.

10.         Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

11.         Such person or entity is acquiring Company Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

12.         Such person or entity will not sell or otherwise transfer Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available, or otherwise than pursuant to all applicable laws, including, Applicable Canadian Securities Laws.

13.         Such person or entity understands and acknowledges that the Company is under no obligation, or intention, to register Company Shares for sale under the Securities Act.

14.         Such person or entity consents to the placement of a legend on any certificate or other document evidencing Company Shares substantially in the form set forth in Section 4.5(a) hereof and as otherwise required by applicable laws.

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15.           Such person or entity represents that the address of such person set forth in Exhibit A to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.           Such person or entity understands and acknowledges that Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

17.           Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of Company Shares.

STANDARD GOLD STOCKHOLDER:

Name:	John Lindsay

By:	/s/ John Lindsay

Name:

Title:	Attorney in Fact

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Exhibit E

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of <>, 2010 by and among PhytoMedical Technologies, Inc. a Nevada corporation (the “Company”) and each of the other signatories hereto (individually a “Holder” and collectively, the “Holder”).

Capitalized terms used and not defined herein shall have the meanings ascribed to them in that certain Share Exchange Agreement (defined below).

RECITALS

WHEREAS, the Holders collectively own all of the issued and outstanding shares of Standard Gold Corp., a Nevada corporation (the “SGC”);

WHEREAS, the Holders, the Company and SGC are parties to a Share Exchange Agreement dated as of October 22, 2010 (the “Share Exchange Agreement”) pursuant to which the Company is acquiring 100% of the outstanding shares of the capital stock of SGC in exchange for shares of the Company's common stock, par value $0.0001 per share (“Company Common Stock”), and certain other parties named therein;

WHEREAS, upon consummation of the transactions contemplated by the Share Exchange Agreement, each of the Holders is to receive the number of shares (the “Exchange Shares”) of the Company Common Stock set forth on Exhibit B to the Share Exchange Agreement; and

WHEREAS, as a material inducement for the parties to enter into the Share Exchange Agreement and as a condition to the parties' respective obligations to close under the Share Exchange Agreement, each of the Holders and the Company have agreed to execute and deliver to the Company this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

Each of the Holders has independently evaluated the merits of its decision to enter into and deliver this Agreement, and each such Holder confirms that it has not relied on the advice of the Company or any other person.

2.          Beneficial Ownership. Holder hereby represents and warrants that upon consummation of the transactions contemplated by the Share Exchange Agreement and the issuance to such holder of the number of Exchange Shares set forth opposite such Holder’s name on Exhibit B to the Share Exchange Agreement, such holder will be the beneficially owner (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) only to the Holder’s Shares (as defined below) and does not possess any economic or derivative interest in any other securities of the Company. For purposes of this Agreement the shares of Company Common Stock beneficially owned by the Holder or which the Holder has the contractual right to acquire after the date hereof are collectively referred to as the “Holder’s Shares,” which term also shall include any shares of Company Common Stock or securities convertible into or exchangeable for Common Stock acquired by the Holder after the date hereof (i) upon any stock split, recapitalization or reorganization and (ii) in any non-public transaction from another holder of Company Common Stock as of the date of this Agreement.

3.          Lock-Up

(a)  Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the offer, sale or transfer of the Holder’s Shares under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), each Holder irrevocably agrees that:

(i)   For a period of one year commencing on the Closing Date (the “Lock-Up Period "), the Holder will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Common Stock) or engage in any Short Sales (as defined below) with respect to any security of the Company (collectively, the “Lock-Up Restrictions”); and

(ii)  Upon the expiration of the Lock-Up Period, all of the Lock-Up Restrictions shall expire in their entirety, subject to the Regulations.

(b)  Each Holder agrees and acknowledges that the Company may (i) imprint an appropriate legend describing the terms of this Agreement on each stock certificate representing the Holder’s Shares, (ii) place a stop order with the Company's transfer agent on all Holder’s Shares, including those which are covered by a registration statement filed under the Securities Act and (iii) notify its transfer agent in writing of the stop order and the restrictions on the Holder’s Shares and direct the transfer agent not to process any attempts by the Holder to resell or transfer any Holder’s Shares except in compliance with this Agreement.

2

(c) The resale restrictions set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

4.          Certain Permitted Transfers. Notwithstanding anything contained in this Agreement, the Holder may transfer its Shares to its affiliates, spouse and lineal descendants for estate planning purposes, at such value as determined by the Holder to be appropriate, or, subject to compliance with all applicable securities laws and pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, in each case as evidenced by an opinion of counsel acceptable to the Company, and the prior written consent of the Company, to an unaffiliated third party (individually, a “Transferee”) provided that the Transferee (or the legal representative of the Transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement in connection with the resale of any Shares, in form and substance reasonably satisfactory to and to be executed by the Company. Further, Holder shall be permitted to pledge, encumber, or create a security interest in any or all of the hares to secure the payment or performance of indebtedness and other obligations of the Company to bona fide commercial lending institutions.

5.          Termination of Agreement upon Certain Events. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity that results in a subsequent change in control of the Company, then this Agreement shall terminate as of the closing of such event and the Shares restricted pursuant hereto shall be released from such restrictions.

6.          Rights of Holder. Except to the extent provided in this Agreement or any other agreements between the parties hereto, the Holder shall be entitled to exercise its beneficial rights of ownership over the Shares, including the right to vote the Holder’s Shares for any and all purposes.

7.          No Registration Rights. Each Holder acknowledges that the Company has not and will not register any or all of the Exchange Shares prior to the expiration of the Lock-Up Period.

8.          Remedies. The Company shall have the right to specifically enforce all of the obligations of the Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Therefore, the Holder agrees that the Company shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. If the Company prevails in an action to enforce this Agreement, it shall be entitled to receive from the Holder reimbursement for all fees and expenses incurred in connection therewith, including reasonable fees of counsel.

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9.          Further Assurances. Each of the Holders and the Company shall take all such actions reasonably necessary to effectuate the terms and conditions of this Agreement.

10.        Third-Party Beneficiaries. The Holder and the Company acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by the Company and each holder of the Company's securities and their successors and assigns.

11.        No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

12.        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or facsimile to the parties at the following addresses:

If to a Holder, to the address set forth on the Signature Page hereof for such Holder.

C/o Standard Gold Corp.
Standard Gold Corp.
3266 W Galveston Dr. Suite 107
Apache Junction, AZ 85120
Attention: President
Facsimile:          (480) 288-6532

If to the Company, to:

PhytoMedical Technologies, Inc.
100 Overlook Drive, 2nd Floor
Princeton, New Jersey, 08540
Attention: President and Chief Executive Officer
Facsimile: (248) 671-0315

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 12 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 12.

13.        Entire Agreement. This Agreement and the Share Exchange Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

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14.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.       Severability This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

16.      Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 16.

[SIGNATURE PAGEFOLLOWS]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

PHYTOMEDICAL TECHNOLOGIES, INC.

By:

Name:

Title:

HOLDER:

Name:

By:

Name:

Title:

Address For Notices Pursuant to Section 12 of this Agreement:

Facsimile:

Email Address:

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